UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2005, we entered into an employment agreement with Alex P. Marini. The terms of Mr. Marini's employment agreement are set forth in the employment agreement which is included as Exhibit 10.1 to this report and incorporated by reference herein. The employment agreement is effective immediately.

Under Mr. Marini's employment agreement, his term of employment as President and Chief Operating Officer will expire at the end of an initial three year term. The term of the agreement is subject to an automatic extension for additional one-year terms, unless either party gives at least three (3) months prior written notice of non-extension or the agreement is otherwise terminated. The employment agreement provides, among other things, that we will pay Mr. Marini a base annual salary at a rate of not less than $450,000 plus an annual bonus. Upon the execution of the agreement, Mr. Marini was granted 100,000 restricted shares of common stock that will vest and become non-forfeitable in annual 25,000 installments.

The agreement also provides certain benefits to be payable upon a termination of the employment agreement.

Mr. Marini and the company remain parties to an Incentive Award Letter dated May 17, 2001 which provides for certain payments to Mr. Marini upon the sale or disposition of the Zurn Plumbing Products business, if the sale occurs on or before May 31, 2006. The terms of Mr. Marini's Incentive Award Letter are set forth in the Incentive Award Letter which is included as Exhibit 10.2 to this report and incorporated by reference herein.

On August 10, 2005, we entered into a separation agreement with Donald C. Devine. The terms of Mr. Devine's separation agreement are set forth in the separation agreement which is included as Exhibit 10.3 to this report and incorporated by reference herein. The separation agreement is effective as of August 18, 2005.

On August 10, 2005, we amended our December 8, 2004 transition agreement with David H. Clarke so that the new retirement date is mutually agreed upon between the parties instead of the October 2, 2005 as set forth in the transition agreement. However, for certain provisions of the transition agreement, the retirement date remains unchanged. The terms of Mr. Clarke's transition agreement are set forth in the amendment which is included as Exhibit 10.4 to this report and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, we entered into a separation agreement with Donald C. Devine that required, among other things, certain payments to Mr. Devine upon his separation. In connection with entering into the separation agreement, our employment and change of control agreements dated December 8, 2004 with Mr. Devine were terminated, and, as set forth in the separation agreement, all but certain specified provisions of our employment agreement dated April 21, 2003 with Mr. Devine also were terminated.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 10, 2005, Donald C. Devine resigned as a director and President and Chief Operating Officer.

(c)On August 11, 2005, we appointed Alex P. Marini as President and Chief Operating Officer to replace Mr. Devine. Mr. Marini, 59, has served as President of Zurn, the Company's Commercial Plumbing Products business, since 1996. He joined Zurn in 1969 and held a variety of financial positions, including Vice President and Group Controller. He was promoted to Vice President of Sales, Marketing and Administration in 1984, and in 1987 was named President of Wilkins, a Zurn division, a position he held until becoming President of Zurn.

Mr. Marini's employment agreement is described above in Item 1.01 and such description is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement between the registrant and Alex P. Marini, dated August 11, 2005

10.2 Incentive Award Letter between the registrant and Alex P. Marini, dated May 17, 2001

10.3 Separation Agreement between the registrant and Donald C. Devine, dated August 10, 2005

10.4 First Amendment dated August 10, 2005 to Transition Agreement dated December 8, 2004 between the registrant and David H. Clarke

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

August 16, 2005	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the registrant and Alex P. Marini, dated August 11, 2005
10.2	Incentive Award Letter between the registrant and Alex P. Marini, dated May 17, 2001
10.3	Separation Agreement between the registrant and Donald C. Devine, dated August 10, 2005
10.4	First Amendment dated August 10, 2005 to Transition Agreement dated December 8, 2004 between the registrant and David H. Clarke